CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1997 which appears on page F-2 of the Amerigon Incorporated Annual Report on Form 10-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Costa Mesa, California
January 7, 1998

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